Exhibit 10.2

                     FIRST AMENDMENT TO OPERATING AGREEMENT
                                       FOR
                          PLAYBOY TV INTERNATIONAL, LLC
                      A DELAWARE LIMITED LIABILITY COMPANY


      This First Amendment to Operating Agreement for Playboy TV International, LLC (this "Amendment") is made and entered into on September 24, 1999, by and between Playboy Entertainment Group, Inc., a Delaware corporation ("PEGI"), and Victoria Springs Investments, Ltd., a British Virgin Islands corporation ("VSI"), with reference to the following facts. All capitalized terms not defined in this Amendment will have the meaning ascribed to them in that certain "Operating Agreement for Playboy TV International, LLC" by and between PEGI and VSI dated as of August 31, 1999 (the "Agreement").

      A. The parties formed Playboy TV International, LLC, a limited liability company organized under the laws of the State of Delaware (the "Company"), and in connection therewith the parties have entered into the Agreement.

      B. The provisions set forth below appeared in that certain "Playboy TV International, LLC Agreement Outline" by and among PEII, PEGI and Bloomfield dated as of December 16, 1998, as amended (the "Agreement Outline"), but were unintentionally omitted from the Agreement.

      C. The parties desire to adopt and approve the following provisions and incorporate them into the Agreement, effective as of the Effective Date.

      NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and intending to be legally bound, the parties agree as follows:

1.    Amendment to Agreement.

      Upon execution of this Amendment, the Agreement will be amended by inserting the following new provision as Section 6.4.11 thereof:

            "6.4.11 Scheduling. Scheduling of all Channels will be done by PEGI, completed by PEGI staff, but with full rights of consultation to the Company. The following schedule steps and conditions will apply:

                  (a) PEGI will complete, and supply to the person designated by the Company (the "Company Designee"), the first draft of a given month's schedule for each Channel (each, a "Monthly Schedule") at least one hundred twenty (120) calendar days prior to the start of that month.

                  (b) The Company Designee will, within fifteen (15) calendar days of receipt of a Monthly Schedule, suggest changes to the person designated by PEGI (the "PEGI Designee").

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                  (c) The PEGI Designee will, within ten (10) calendar days of receipt of the changes suggested by the Company Designee, signify that the Company's changes are acceptable or will explain why PEGI disagrees with the suggested changes.

                  (d) The parties will then have five (5) additional calendar days to confer with respect to these suggested changes. If, at the end of this period (i.e., at least ninety (90) days prior to the start of the given month) the parties cannot agree, the Company's decision will be controlling, except where PEGI reasonably believes that the Company's decision will: (i) result in the violation of a third party's contractual rights; (ii) create undue risk of government fine or sanction; or (iii) diminish PEGI's trademarks in "Playboy," "Spice," the "Rabbit Head Design" and such other "Playboy-," "Spice-" and "AdulTVision-" related trademarks, trade names, logos, and similar materials as now exist or may exist in the future in any material respect.

                  (e) In the event that PEGI supplies a Monthly Schedule to the Company Designee later than one hundred twenty (120) days prior to the start of the given month, the time needed to "make up" the lost time will come from PEGI's response time to the Company's suggested changes (clause (c) above)."

2.    Other Terms.

      Except as otherwise provided herein, all other terms and conditions of the Agreement will remain in full force and effect.

      IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Amendment, effective as of the Effective Date.


                                    PLAYBOY ENTERTAINMENT GROUP, INC.

                                    By: /s/ Anthony J. Lynn
                                        --------------------------------
                                            Name:  Anthony J. Lynn
                                            Title: President


                                    VICTORIA SPRINGS INVESTMENTS LTD.

                                    By: /s/ Jay Scharer
                                        --------------------------------
                                            Name:  Jay Scharer
                                            Title: Attorney-In-Fact


                                    By: /s/ Glenn Dryfoos
                                        --------------------------------
                                            Name:  Glenn Dryfoos
                                            Title: Attorney-In-Fact